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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported):  December 31, 2007

                             REGENT TECHNOLOGIES, INC.
               (Exact name of registrant as specified in charter)

         Colorado                       000-09519                84-0807913
(State or other jurisdiction           (Commission             (IRS Employer
     of incorporation)                 File Number)          Identification No.)

                            6727 Hillcrest Ave., Suite E
                               Dallas, Texas 75205
                    (Address of principal executive offices)

                                 (214) 507 9507
              (Registrant's telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Litigation Settlement

Regent Technologies, Inc. has settled all outstanding claims regarding the litigation initiated in November, 2005 by W.T. Leake in the 101st State District Court of Dallas County against the Company and the stock transfer agent. Under the terms of the settlement, the Company is granting Leake a total of 100,000 shares of restricted common stock for previously incurred legal fees. Claims between the Company and the tranfer agent were settled with the payment of $10,000 to cancel disputed accounts payable for over $32,000.

The Company is also dismissing its counter-claim against 34 defendants which sought a declaratory judgment for the cancellation of approximately 16,000,000 shares as void for lack of Director approval and failure of consideration.
As of January 1, 2008, the Company has received from the defendants stock certificates or lost stock certificate notarized resolutions representing a return of 15,692,338 shares, of which 750,000 shares have been cancelled and the balance of the shares are held in treasury. The Company plans to seek a default judgment against one defendant for the recovery of an additional 120,000 voidable shares of common stock.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 14, 2007

                               REGENT TECHNOLOGIES, INC.


                               By: /s/ David A. Nelson
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                                       David A. Nelson
                                       President and Chief Executive Officer